Exhibit 32.1

CERTIFICATION PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002 (18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of SemGroup Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), on Form 10-Q for the quarter ended September 30, 2007 as filed with the Securities and Exchange Commission (the “Report”), each of the undersigned, Kevin L. Foxx, President and Chief Executive Officer of SemGroup Energy Partners G.P., L.L.C., and Michael J. Brochetti, Chief Financial Officer of SemGroup Energy Partners G.P., L.L.C., certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), that to his knowledge:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Partnership.

/s/ Kevin L. Foxx
Kevin L. Foxx
President and Chief Executive Officer of SemGroup Energy Partners G.P., L.L.C., general partner of SemGroup Energy Partners, L.P.

November 14, 2007

/s/ Michael J. Brochetti
Michael J. Brochetti
Chief Financial Officer of SemGroup Energy Partners G.P., L.L.C., general partner of SemGroup Energy Partners, L.P.

November 14, 2007